Exhibit 16.01

David T.
  Thomson P.C. ___________________________Certified Public Accountant






October 16, 2003


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  OCIS, Inc.

Ladies and Gentleman:

I have read Item 4 of OCIS, Inc.'s Form 8-K dated October 16, 2003 (Date of earliest event reported: September 22, 2003), and am in agreement with the statements contained in the paragraphs therein.

Very truly yours

/s/ David T. Thomson, PC

David T. Thomson, PC














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